UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2010

ILLINOIS TOOL WORKS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3600 West Lake Avenue, Glenview, Illinois		60026-1215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-724-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The form of award to be used in connection with a new performance-based cash award grant pursuant to the Illinois Tool Works Inc. 2006 Stock Incentive Plan is included as an exhibit to this report.

The award is subject to attainment of a performance goal based 50% on revenue growth and 50% on average return on invested capital over a three-year performance period. If the grantee's employment terminates before the end of the performance period for any reason other than death, disability or retirement, the award is forfeited. If employment terminates due to death or disability, the grant becomes vested to the full extent of the performance achievement, and if termination is due to retirement after attaining age 62 and 10 years of service or age 65 and 5 years of service, the award will vest on a pro-rata basis for the portion of the period that the grantee was employed and based on the level of performance achieved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS TOOL WORKS INC.

March 3, 2010	By:	James H. Wooten, Jr.

Name: James H. Wooten, Jr.
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Terms of Company-wide Growth Plan Grant Pursuant to the Illinois Tool Works Inc. 2006 Stock Incentive Plan